Green Dot Reports First Quarter 2013 Non-GAAP Revenue Growth of 8%, Non-GAAP diluted EPS of $0.42, Updates Revenue Outlook for 2013

Pasadena, CA - April 30, 2013 - Green Dot Corporation (NYSE: GDOT), today reported financial results for the first quarter ended March 31, 2013.
For the first quarter of 2013, Green Dot reported an 8% year-over-year increase in non-GAAP total operating revenues1 to $155.8 million and non-GAAP diluted earnings per share1 of $0.42. GAAP results for the first quarter were $154.1 million in total operating revenues and $0.35 in diluted earnings per share.
Net cash provided by operating activities totaled $24.5 million for the first quarter.
“Our first quarter results were better than our internal forecast. The solid gains in our key usage metrics, particularly in average spend, reloads, and revenue per card, helped us deliver non-GAAP revenue growth of 8% year-over-year. Our Q1 results demonstrate that, despite increased direct competition and new, more stringent risk controls, Green Dot remains a strong and growing leader in the prepaid market. While we are generally pleased with how things played out in Q1, we believe there is still a lack of certainty for the remainder of the year," said Steve Streit, Green Dot's Chairman and Chief Executive Officer.
GAAP financial results for the first quarter of 2013 compared to the first quarter of 2012:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 9% to $154.1 million for the first quarter of 2013 from $141.2 million for the first quarter of 2012

•	GAAP net income was $15.6 million for the first quarter of 2013 versus $16.4 million for the first quarter of 2012

•	GAAP basic and diluted earnings per common share were $0.36 and $0.35, respectively, for the first quarter of 2013 versus $0.39 and $0.37, respectively, for the first quarter of 2012
Non-GAAP financial results for the first quarter of 2013 compared to the first quarter of 2012:1

•	Non-GAAP total operating revenues[1] increased 8% to $155.8 million for the first quarter of 2013 from $144.4 million for the first quarter of 2012

•	Non-GAAP net income[1] was $18.5 million for the first quarter of 2013 versus $20.5 million for the first quarter of 2012

•	Non-GAAP diluted earnings per share[1] were $0.42 for the first quarter of 2013 versus $0.46 for the first quarter of 2012

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) was $34.2 million for the first quarter of 2013 versus $36.0 million for the first quarter of 2012

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated financial statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key business metrics for the quarter ended March 31, 2013:

•	Number of cash transfers was 11.25 million for the first quarter of 2013, an increase of 1.16 million, or 11%, over the first quarter of 2012

•	Number of active cards at quarter end was 4.49 million, a decrease of 0.20 million, or 4%, over the first quarter of 2012

•	Gross dollar volume (GDV) was $5.1 billion for the first quarter of 2013, an increase of $249 million, or 5%, versus the first quarter of 2012

•	Purchase volume was $3.6 billion for the first quarter of 2013, an increase of $95 million, or 3%, over the first quarter of 2012
Please refer to the Company's Annual Report on Form 10-K for a description of the key business metrics described above. The following table shows the Company's quarterly key business metrics for each of the last five calendar quarters:

	2013	2012
	Q1	Q4	Q3	Q2	Q1
	(In millions)
Number of cash transfers	11.25	11.04	10.52	10.14	10.09
Number of active cards at quarter end	4.49	4.37	4.42	4.44	4.69
Gross dollar volume	$5,072	$4,279	$4,070	$3,980	$4,823
Purchase volume	$3,582	$3,233	$2,966	$2,943	$3,487
Select Business Updates

•
As of the quarter ended March 31, 2013, Green Dot has 700,000 direct deposit customers with retention of approximately 20 months, and 2.1 million cash reloading customers with retention of approximately 9 months, for a blended retention of approximately 12 months. At 2.8 million reloading customers, Green Dot believes that its reloading customer base is larger than the entire customer base of any other company in the prepaid industry, with customer retention that is among the best in our industry

•
Green Dot remains on track to make its new mobile bank account product available to the general public this summer. The company plans to demonstrate the latest developments on GoBank at the Finovate financial technology conference in San Francisco on May 14th

•
Green Dot's new RushCard Live product in conjunction with UniRush LLC launched earlier this month and is now in the process of rolling out to more than 4,000 Rite Aid stores and 7,000 CVS/pharmacy stores nationwide. Green Dot believes RushCard Live will contribute to overall category growth in participating retailers over time

John Keatley, Green Dot's Chief Financial Officer, added, "We had solid revenue growth in the first quarter, driven in large part by the increasing quality and retention of our portfolio. This was encouraging given the significant headwinds that we encountered in Q1, including increased competition, the impact of new risk controls, and lower tax refund volumes than we have seen in previous years. Adjusted EBITDA margins were impacted year-over-year due to the integration of the Loopt acquisition, which was not reflected in our prior year results. Based on our first quarter results, we have increased our full year non-GAAP revenue guidance to $525-550 million. Our guidance for full year adjusted EBITDA and non-GAAP EPS remains unchanged, as we anticipate the possibility of investments required to support new growth initiatives."

Outlook for 2013
Green Dot's updated outlook is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
For 2013, Green Dot now expects full year non-GAAP total operating revenues2 to be in the range of $525 million to $550 million.
Green Dot's guidance for full year adjusted EBITDA and non-GAAP EPS is unchanged. Green Dot continues to expect adjusted EBITDA2 to be between $85 million and $100 million for the full year, and full-year non-GAAP diluted EPS2 to be between $0.95 and $1.20.
Conference Call
The Company will host a conference call to discuss first quarter 2013 financial results today at 5:00 p.m. ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chief Executive Officer, and John Keatley, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (866) 524-3160, or (412) 317-6760 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10027361. The replay of the webcast will be available until Thursday, May 7, 2013. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2013 guidance, including all the statements under "Outlook for 2013," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, impact of competition, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's new and existing products and services, continued and improving returns from the Company's investments in new growth initiatives, potential difficulties in integrating operations of acquired entities and acquired technologies, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, and the Company's involvement litigation or investigations.  These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its most recent annual report on Form 10-K and quarterly report on Form 10-Q, which are available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of April 30, 2013, and the Company assumes no obligation to update this information as a result of future events or developments.

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

About Non-GAAP Financial Measures
To supplement the Company's consolidated financial statements presented in accordance with accounting principles generally accepted in the United States of America (GAAP), the Company uses measures of operating results that are adjusted to exclude net interest income; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2013 guidance for non-GAAP total operating revenues, adjusted EBITDA and Non-GAAP diluted earnings per share. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with GAAP, and should be read only in conjunction with the Company's financial measures prepared in accordance with GAAP. The Company's non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company's management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company's business and make operating decisions. For additional information regarding the Company's use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company's historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company's website at http://ir.greendot.com/.
About Green Dot
Green Dot Corporation is a Bank Holding Company with a mission to reinvent personal banking for the masses. Its market leading brand of prepaid debit cards and prepaid reload services are available to consumers at more than 60,000 retail locations nationwide and online at greendot.com. The company is headquartered in Pasadena, California with technology offices in Mountain View, California and Westlake Village, California and its bank subsidiary, Green Dot Bank, located in Provo, Utah.
Contacts
Investor Relations
Christopher Mammone, 626-765-2427
IR@greendot.com
Media Relations
Liz Brady DiTrapano, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	March 31, 2013	December 31, 2012
	(Unaudited)
	(In thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$370,159	$293,590
Federal funds sold	3,001	3,001
Investment securities available-for-sale, at fair value	100,742	115,244
Settlement assets	48,459	36,127
Accounts receivable, net	50,561	40,441
Prepaid expenses and other assets	25,204	31,952
Income tax receivable	—	7,386
Net deferred tax assets	2,338	2,478
Total current assets	600,464	530,219
Restricted cash	634	634
Investment securities, available-for-sale, at fair value	62,443	68,543
Accounts receivable, net	10,913	10,931
Loans to bank customers, net of allowance for loan losses of $450 and $475 as of March 31, 2013 and December 31, 2012, respectively	7,228	7,552
Prepaid expenses and other assets	2,053	1,530
Property and equipment, net	58,098	58,376
Deferred expenses	9,784	12,510
Net deferred tax assets	4,579	4,629
Goodwill and intangible assets	30,772	30,804
Total assets	$786,968	$725,728
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$18,933	$31,411
Deposits	222,022	198,451
Obligations to customers	61,204	46,156
Settlement obligations	16,940	3,639
Amounts due to card issuing banks for overdrawn accounts	53,178	50,724
Other accrued liabilities	29,089	29,469
Deferred revenue	14,852	19,557
Income tax payable	446	—
Total current liabilities	416,664	379,407
Other accrued liabilities	21,818	18,557
Total liabilities	438,482	397,964

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized and 7 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	7	7
Class A common stock, $0.001 par value; 100,000 shares authorized as of March 31, 2013 and December 31, 2012, respectively; 32,157 and 31,798 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	32	31
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of March 31, 2013 and December 31, 2012, respectively; 3,918 and 4,197 shares issued and outstanding as of March 31, 2013 and December 31, 2012, respectively	4	4
Additional paid-in capital	163,783	158,656
Retained earnings	184,556	168,960
Accumulated other comprehensive income	104	106
Total stockholders’ equity	348,486	327,764
Total liabilities and stockholders’ equity	$786,968	$725,728

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
	(In thousands, except per share data)
Operating revenues:
Card revenues and other fees	$64,667	$61,222
Cash transfer revenues	44,335	39,643
Interchange revenues	46,756	43,506
Stock-based retailer incentive compensation	(1,609)	(3,190)
Total operating revenues	154,149	141,181
Operating expenses:
Sales and marketing expenses	56,177	52,572
Compensation and benefits expenses	31,754	26,153
Processing expenses	21,999	20,850
Other general and administrative expenses	20,880	15,968
Total operating expenses	130,810	115,543
Operating income	23,339	25,638
Interest income	819	959
Interest expense	(17)	(24)
Income before income taxes	24,141	26,573
Income tax expense	8,555	10,205
Net income	15,586	16,368
Income attributable to preferred stock	(2,493)	(2,650)
Net income allocated to common stockholders	$13,093	$13,718
Basic earnings per common share:
Class A common stock	$0.36	$0.39
Class B common stock	$0.36	$0.39
Basic weighted-average common shares issued and outstanding:
Class A common stock	30,951	28,839
Class B common stock	4,096	5,230
Diluted earnings per common share:
Class A common stock	$0.35	$0.37
Class B common stock	$0.35	$0.37
Diluted weighted-average common shares issued and outstanding:
Class A common stock	36,293	35,867
Class B common stock	5,190	7,012

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Three Months Ended March 31,
	2013	2012
	(In thousands)
Operating activities
Net income	$15,586	$16,368
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,354	3,651
Provision for uncollectible overdrawn accounts	15,470	14,450
Employee stock-based compensation	2,890	3,489
Stock-based retailer incentive compensation	1,609	3,190
Amortization of premium on available-for-sale investment securities	173	264
Realized gains (losses) on investment securities	6	(8)
Recovery for uncollectible trade receivables	(41)	(429)
Impairment of capitalized software	936	43
Deferred income tax expense	193	—
Excess tax benefits from exercise of options	(229)	(1,268)
Changes in operating assets and liabilities:
Accounts receivable, net	(26,529)	(20,328)
Prepaid expenses and other assets	6,225	(4,364)
Deferred expenses	2,726	2,833
Accounts payable and other accrued liabilities	(7,681)	18,802
Amounts due issuing bank for overdrawn accounts	3,452	3,445
Deferred revenue	(4,705)	(5,452)
Income tax receivable	8,067	2,577
Net cash provided by operating activities	24,502	37,263

Investing activities
Purchases of available-for-sale investment securities	(46,841)	(122,077)
Proceeds from maturities of available-for-sale securities	54,227	8,053
Proceeds from sales of available-for-sale securities	13,026	7,700
Decrease in restricted cash	—	(115)
Payments for acquisition of property and equipment	(8,886)	(7,833)
Net principal collections on loans	324	877
Acquisitions, net of cash acquired	—	(32,052)
Net cash provided by (used in) investing activities	11,850	(145,447)

Financing activities
Proceeds from exercise of options	400	588
Excess tax benefits from exercise of options	229	1,268
Net increase in deposits	23,571	515
Net increase in obligations to customers	16,017	—
Net cash provided by financing activities	40,217	2,371

Net increase (decrease) in unrestricted cash, cash equivalents, and federal funds sold	76,569	(105,813)
Unrestricted cash, cash equivalents, and federal funds sold, beginning of year	296,591	225,433
Unrestricted cash, cash equivalents, and federal funds sold, end of period	$373,160	$119,620

Cash paid for interest	$30	$28
Cash paid for income taxes	$302	$9,827

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$154,149	$141,181
Stock-based retailer incentive compensation (2)(3)	1,609	3,190
Non-GAAP total operating revenues	$155,758	$144,371
Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$15,586	$16,368
Employee stock-based compensation expense, net of tax (4)	1,866	2,149
Stock-based retailer incentive compensation, net of tax (2)	1,039	1,965
Non-GAAP net income	$18,491	$20,482
Diluted earnings per share*
GAAP	$0.35	$0.37
Non-GAAP	$0.42	$0.46
Diluted weighted-average shares issued and outstanding**
GAAP	36,293	35,867
Non-GAAP	44,137	44,156
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average Shares issued and Outstanding (1)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	36,293	35,867
Assumed conversion of weighted-average shares of preferred stock	6,859	6,859
Weighted-average shares subject to repurchase	985	1,430
Non-GAAP diluted weighted-average shares issued and outstanding	44,137	44,156
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

GREEN DOT CORPORATION
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of March 31:
Class A common stock	32,157	30,418
Class B common stock	3,918	5,171
Preferred stock (on an as-converted basis)	6,859	6,859
Total stock outstanding as of March 31:	42,934	42,448
Weighting adjustment	(43)	(90)
Dilutive potential shares:
Stock options	1,094	1,782
Restricted stock units	119	7
Employee stock purchase plan	33	9
Non-GAAP diluted weighted-average shares issued and outstanding	44,137	44,156
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended March 31,
	2013	2012
	(In thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$15,586	$16,368
Net interest income	(802)	(935)
Income tax expense	8,555	10,205
Depreciation and amortization	6,354	3,651
Employee stock-based compensation expense (3)(4)	2,890	3,489
Stock-based retailer incentive compensation (2)(3)	1,609	3,190
Adjusted EBITDA	$34,192	$35,968
Non-GAAP total operating revenues	$155,758	$144,371
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	22.0%	24.9%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$518	$543
Stock-based retailer incentive compensation (2)*	7	7
Non-GAAP total operating revenues	$525	$550
____________

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2013 of the Company's Class A common stock at $16.71 per share, our market price on the last trading day of the first quarter 2013. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Reconciliation of net income to adjusted EBITDA
Net income	$31	$42
Adjustments (5)	54	58
Adjusted EBITDA	$85	$100

Non-GAAP total operating revenues	$550	$525
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	15%	19%

GREEN DOT CORPORATION
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Reconciliation of net income to non-GAAP net income
Net income	$31	$42
Adjustments (5)	11	11
Non-GAAP net income	$42	$53
Diluted earnings per share*
GAAP	$0.70	$0.95
Non-GAAP	$0.95	$1.20
Diluted weighted-average shares issued and outstanding**
GAAP	36	36
Non-GAAP	44	44
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Diluted Weighted-Average Shares Issued and Outstanding (1)
(Unaudited)

	Range
	Low	High
	(In millions)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	36	36
Assumed conversion of weighted-average shares of preferred stock	7	7
Weighted-average shares subject to repurchase	1	1
Non-GAAP diluted weighted-average shares issued and outstanding	44	44
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $2.89 million and $3.49 million for the three-month periods ended March 31, 2013 and 2012, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).